Exhibit 10.1

[Redacted Copy]

“***” indicates portions of the agreement that have been omitted pursuant to a confidential treatment request and have been filed with the Securities and Exchange Commission separately.

BASIC AGREEMENT ON PURCHASE AND SALE

THIS AGREEMENT made on 1st Day of Oct, 2009 (“Effective Date”) by and between, Samsung Mobile Display, Co., Ltd, a corporation duly organized and existing under the laws of the Republic of Korea, , with a place of business at 24 San Nongseo-Dong, Kiheung City, Kyungki-Do, Korea (hereinafter called “Buyer”), and

NOVALED AG, a corporation duly organized and existing under the laws of Germany having its place of business at Tatzberg 47, D-01307 Dresden (hereinafter called “Seller”)

WITNESSETH

WHEREAS, Buyer desires to purchase, and Seller is willing to sell to Buyer, the products or services which are set forth in Article 2 hereof (hereinafter called the “Products”) upon the terms and conditions which are hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows;

ARTICLE 1.                        DEFINITIONS

In this Agreement, unless the context otherwise requires:

1.1.                        “Incoming Inspection” shall mean the test set out in the Purchase Order or other related document attached hereto to establish whether the Product meet the test criteria pertaining to them in the relevant Purchase Order.

1.2.                        “Confidential Information” shall mean any and all information owned, created, or possessed by the disclosing party that the disclosing party desires to protect as confidential against unrestricted disclosure or improper competitive use, including, but not limited to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs and documentation, disks, diskettes, tapes, marketing plans, customer names, lists, or proposals, patent applications, business information, strategic and development plans, employee lists, business manuals, technical or financial information, or sketches, whether conveyed as communications or data in oral, written, graphic, or electromagnetic form or otherwise, and all other information which may be disclosed by the disclosing party or to which the receiving party may be provided access by the disclosing party or others in accordance with this Agreement, which is not generally available to the public and all Confidential Information shall be clearly identified as confidential.

1.3.                        “Delivery” shall mean delivery of the Product in the Purchase Order.

1.4.                        “Defect” shall mean any reproducible defects in any Products which cause it not to function in conformance with the Specifications.

1.5.                        “Products” shall mean organic materials specified in the Purchase Order.

1.6.                        “Purchase Order” shall mean Buyer’s document setting out the Products, Price and any further detail concerning delivery to Buyer.

1.7.                        “Quality Problem” shall mean any negligence of Seller that causes the defect in the Products, the line stoppage in Buyer’s manufacturing process, claims from Buyer’s end customers.

1.8.                        “Service” shall mean the work that Seller performs for Buyer as described in the Purchase Order.

1.9.                        “Specifications” shall mean the engineering, operational and/or functional descriptions, details and requirements for the Product, as set forth in the Purchase Order as the same may be modified as provided herein.

ARTICLE 2.                        PRODUCTS

2.1.                        Seller shall provide the product or service (“Product”) to Buyer as specified in the relevant Purchase Order as set forth in Appendix A attached hereto and made a part hereof.

2.2.                        Prior to the start of actual transaction, Buyer and Seller agree to discuss and reach an agreement on the name of the Products, parts number, specifications, unit price, delivery lead time, order planning, minimum order quantity, minimum delivery quantity, place of delivery, etc. in accordance with the Purchase Order.

2.3.                        The terms and conditions of the Purchase Order shall control to the extent of any conflict between the terms and conditions herein and those in the Purchase Order.

2.4.                        Unless otherwise the Parties separately agree in writing, the Parties agree and bind the basic purchase conditions for *** as described in Appendix B.

ARTICLE 3.                        QUALITY ASSURANCE

3.1.                        Engineering or Process Changes

3.1.1.                  Seller shall not change its production conditions during the *** after issuance of the Purchase Order. If there is a special reason for changing, Seller shall indicate to and obtain approval from Buyer regarding the major change which may include all process changes, sourcing changes, design changes, component stepping changes, geographical relocation of manufacturing site, drawing changes or process step discontinuance that affect the agreed specifications, the mechanical form or fit, the packaging, the environmental compatibility, the life, the reliability or the quality of Products.

3.1.2.                  When Seller has made any changes without prior approval from Buyer and it causes any failure in Buyer’s production or marketing process, Buyer shall be entitled to claim reimbursement, replacement or screening to Seller. The specific amount of compensation shall be determined by mutual negotiation between Buyer and Seller.

3.2.                        Manufacturing Process Control

3.2.1.                  Seller shall perform an analysis on all failures that occurred during the manufacturing process for the Products supplied to Buyer and implement the necessary corrective action. Seller shall document the date, month, line, and products used during the corrective activity.

3.2.2.                  Seller shall provide to Buyer a root cause and corresponding corrective action plan for each failure reported by Buyer or customers within *** after Seller received the failure report.

3.3.                        Reliability Test

3.3.1.                  Seller shall perform a periodic reliability test on the production of the Product according to the Buyer’s pre-approved test plan by using qualified employees and testing equipments. Seller shall submit the result to Buyer for review.

3.3.2.                  In case Seller is unable to implement the reliability test by itself, Seller may engage Buyer’s facility or any other authorized third party organizations to perform the test.

3.4.                        Liability for Quality Problems

3.4.1.                    Seller shall bear all responsibilities for any quality problems occurring to Buyer’s *** that is contributable to the Product and Seller’s negligence and shall compensate or reimburse Buyer for the corresponding loss. Both parties shall meet to discuss in good faith for the amount of compensation or reimbursement, but ***.

3.4.2.                  The reimbursement, if any, shall be calculated on a monthly/quarterly basis and Seller shall pay the amount to Buyer within ten (10) days from the end of the respective month/quarter.

3.5.                        Supply & Compensation for Service Parts

3.5.1.                  Seller shall supply all the service parts required for repairing the Products during an obligation period of *** from the delivery of the Product.

3.5.2.                  Seller shall compensate any loss sustained by Buyer due to delay in or unavailability of the supply of service parts. Both parties shall meet to discuss in good faith for the amount of compensation, but ***.

ARTICLE 4.                        PURCHASE PRICE

4.1.                        The price of the Products shall be agreed upon between the Parties.

4.2.                        After the price of the Products is determined by the parties, in the event that there occurs any drastic change in the economic conditions such as either sudden rise or falling of product price in fair market, Buyer and Seller agree to make a good faith discussion on the revision of the price of the Products.

ARTICLE 5.                        DELIVERY

5.1.                        The Seller shall deliver the Product in accordance with the Delivery schedule in the Purchase Order. In the event that aforesaid Delivery schedule is changed, the Seller shall immediately notify the changed schedule to the Buyer. The Seller shall not change the Delivery date without a written consent by the Buyer.

5.2.                        The Seller shall give a confirmation to the Buyer of the Delivery schedule *** before the actual delivery date.

5.3.                        All Products shall be delivered by the method and procedure and to the place designated under the Purchase Order not later than the Delivery date.

5.4.                        The Seller shall warrant a continuous supply of the Product manufactured by the Seller during the term of this Agreement stipulated under Section 13.1 hereto.

ARTICLE 6.                        INCOMING INSPECTION

6.1.                        Seller shall carry out the inspection of the Products in accordance with the rule and procedure which shall be agreed upon by the parties. Seller shall pass to Buyer the standard inspection report upon every Delivery of Products. Upon Delivery, Buyer shall inspect the quantity of the shipment of the Products and notify Seller of any shortage in the quantity of the Products within *** after the date of arrival of the shipment at the port of the destination.

6.2.                        In addition to the initial inspection, Buyer, with the reasonable assistance of Seller, will carry out the Incoming Inspection on the Products to satisfy itself that the Products are compliance with the acceptance criteria pertaining to them. Buyer shall, within *** following the delivery of same:(i) accept the Product and so inform Seller in writing; or (ii) if the Product contains material Defects, reject the Product and provide Seller with a written statement of such material Defects.

6.3.                        Seller, at its expense, will promptly correct the material Defects set forth in the statement of material Defects with respect to any Products and redeliver the Product to Buyer within such reasonable period of time as may be agreed upon by Buyer with regard to all circumstances affecting the Product. Buyer shall, within *** after such redelivery, accept or reject the redelivery in accordance with the procedure set forth in Section 6.2, which procedure shall be repeated until the Products are accepted or Buyer invokes the provisions of Section 6.4 hereof

6.4.                        Should any Product fail to be accepted after the final Delivery of that Product pursuant to Section 6.2 then the parties shall promptly meet to resolve the problem. Any subsequent rejection of the same Product shall be deemed a breach of this Agreement by Seller, and Buyer, at its option, may elect to terminate this Agreement pursuant to Section 13.2 hereof, or may elect to accept further resubmission of the applicable Product.

ARTICLE 7.                        PAYMENT

Seller shall invoice Buyer for the price of the Products provided to Buyer (as set out in the Purchase Order) and any related additional charges after the Acceptance and Buyer shall pay Seller the invoiced sum within *** of the receipt of the invoice.

ARTICLE 8.                        WARRANTY

8.1.                        Seller makes the following ongoing representations and warranties:

(i)                      it has the right to enter into this Agreement and its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject;

(ii)                   no claim, lien, or action exists or is threatened against Seller that would interfere with Buyer’s use or sale of the Products;

(iii)                Products are free from defects in design (except for written designs provided by Buyer unless such designs are based entirely on Seller’s specifications), material and workmanship and will conform to the warranties, specifications and requirements in this Agreement for the time period from the date of delivery as specified in the relevant Purchase Order;

(iv)               Products are safe for any use consistent with and will comply with the warranties, specifications and requirements in this Agreement;

(v)                  Products are new and do not contain used or reconditioned parts;

(vi)               Products do not, to the best knowledge of Seller, infringe any intellectual property right of a third party; and

(vii)            all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Products, to the extent permitted by law.

8.2.                        For *** after the Delivery, if Products do not comply with the warranties in this Agreement, Seller will repair or replace Products, or credit or refund the Price of Products, such remedy at Buyer’s discretion. If Seller fails to repair or replace Products in a timely manner, Buyer may do so and Seller will reimburse Buyer for actual and reasonable expenses. Buyer may return Products which do not conform to the warranties in this Agreement from any Buyer location to the nearest authorized Seller location at cost of Seller and Seller will, at cost of Seller, return any repaired or replaced Products in a timely manner.

8.3.                        Seller will, at Buyer’s discretion, repair or replace, or credit or refund Products which have the same or similar defect at a rate as specified heretofore (“Epidemic Defect Rate”), or where a safety defect is found. Supplier will commence such performance within *** of Buyer’s notice to Supplier of an Epidemic Defect Rate. Supplier will reimburse Buyer for all actual and reasonable expenses incurred by Buyer for such repair and replacement of Products, including expenses associated with problem diagnosis, field and finished goods inventory repair or replacement.

8.4.                        Supplier also hereby warrants and represents (i) Supplier complies with all relevant international regulations concerning the substances with environmental impacts; (ii) Supplier complies with the Buyer’s Standards for Control of Substances with Environmental Impacts within Products (“Samsung Environmental Standards, 0QA-2049”) in controlling environmentally hazardous substances; (iii) the documents and data sheets on the substances with environmental impacts contained in Supplier’s Products including, without limitation, products, parts, components, raw materials and packaging materials, are accurate and truthful. Supplier agrees to defend, hold harmless, and indemnify Buyer from any claim arising out of or related to Supplier’s failure to comply with the above warranties and representations including all reasonable counsel fees and legal costs, judgments, orders, awards, and/or any damages arising out of and/or related to any such claim or claims. Both parties shall meet to discuss in good faith regarding the amount of indemnification under this Article 8.4., but ***.

ARTICLE 9.                        PRODUCT LIABILITY

Seller agrees to defend, indemnify and hold Buyer harmless against any liability, loss, expense, damage or cost arising out of personal injury or death or property damage alleged to have been caused by any defect in the Products or part thereof, provided, however, that the foregoing indemnity shall be voided and shall not be applied in any instances where (i) Buyer fails to carry out proper handling, operating, installation, testing, service and checkout of the Products and/or to follow Seller’s reasonable instructions or advice with respect to any of these matters, (ii) Buyer utilizes any attachments or interface devices or makes any modifications to the Products which are not approved in writing by Seller, (iii) Buyer incorporates any parts not supplied by Seller into the Products and/or combines any equipment not supplied by Seller with Products, (iv) the alleged defect arises out of Seller’s compliance with any written request, instruction, design change, drawing or specification (including but not limited to instruction manual, installation manual, service manual and warranty card prepared by Buyer) specifically furnished or imposed by Buyer upon Seller, or (v) such liability, loss, expense, damage or cost is found to arise from the act by Buyer. Buyer agrees to defend, indemnify and hold Seller harmless against any liability, loss, expense, damage or cost arising out of personal injury or death or property damage alleged or found to have been caused by any of the instances (i), (ii), (iii), (iv) and/or (v) specified in the above.

ARTICLE 10.                 INTELLECTUAL PROPERTY RIGHT

INTENTIONALLY BLANK (WILL BE DEFINED IN A SEPARATE LICENSE AGREEMENT)

ARTICLE 11.                 INDEMNIFICATION

11.1.                 Seller agrees that it shall indemnify and hold buyer harmless from and against all claims, losses, liabilities and expenses (including reasonable attorney’s fees) associated with or based upon third party claims that arise out of (i) any failure by seller to comply with any of the terms of this agreement; or (ii) the furnishing by seller of any seller products or services; or (iii) any representations or warranties made by seller; or (iv) any infringement of the intellectual proprietary rights, excluding patents, of any third party arising from any material provided by seller other than infringement arising from any material or service provided by buyer hereunder, or that is the result of modifications, alterations or enhancements of the materials provided by seller that are made by buyer or by a third party at buyer’s direction, or (v) infringement of any patent or patent application known to seller as of the effective date of this agreement arising from any material provided by seller other than those arising from any material or service provided by buyer hereunder, or that is the result of modifications, alterations or enhancements of the materials provided by seller that are made by buyer or by a third party at buyer’s direction.

11.2.                 Seller shall assume the defense of any action or suit based on any such claim of infringement brought against Buyer specifically relating to the Products, by counsel retained by Seller and shall pay any damages assessed against or otherwise payable to Buyer as a result of the final disposition of any such action or suit, provided that Buyer shall promptly notify Seller of the commencement of any such action or suit, or threat thereof, and furnish to Seller all documents relating thereto, and further provided that Seller is afforded the opportunity, in its sole and absolute discretion, to determine the manner in which such action or suit shall be handled or otherwise disposed of.

11.3.                 In the adverse judgment, Seller shall use its best efforts to obtain a license for Products for Buyer or to provide Products which do not infringe such intellectual property right, with cooperation from Buyer. Buyer shall give Seller the cooperation it reasonably requires, at Seller’s expense for out-of-pocket expenses incurred by Buyer and paid to third parties, in connection with any such action or suit.

ARTICLE 12.                 CONFIDENTIALITY

12.1.                 Any confidential information shall be disclosed by the disclosing party to the receiving party in tangible form conspicuously labeled by the disclosing party as “Confidential” or “Proprietary”. If the confidential information is disclosed orally or through demonstration, it shall be specifically designated as confidential information at the time of the disclosure and confirmed in writing to be received by the receiving party within thirty (30) days after the oral disclosure or demonstration.

12.2.                 The receiving party agrees to keep the confidential information disclosed to it by the disclosing party strictly confidential and will not, without the prior written consent of the other party, disclose, in whole or in part, and will not use, directly or indirectly, for any purpose other than performing obligations under this Agreement.

12.3.                 The receiving party shall not, if the confidential information is disclosed in the form of chemical substances such as products or samples, analyze or have analyzed chemical molecular structure and composition of the Confidential Information to determine its composition or formulation or permit or allow any person or entity to do so; make any alteration to the composition of the Confidential Information or allow any person or entity to do so.

12.4.                    The receiving party shall use the same degree of care in keeping the confidential information confidential as it uses for its own confidential information of a similar nature.

12.5.                    The obligation under this Article shall not extend to the confidential information that; (a) was in the public domain at the time it was disclosed or becomes a part of the public domain through no fault of the receiving party, (b) was known to the receiving party at the time of its disclosure or becomes known to the receiving party without breach of this confidential obligation, (c) is independently developed by the receiving party, (d) is disclosed by the disclosing party to a third party without restrictions on such third party’s rights to disclose or use the same, (e) is approved for release upon the disclosing party’s prior written consent, (f) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law, or (g) is disclosed by the disclosing party to the receiving party after the notification by the receiving party to the disclosing party that it will not accept any further confidential information in confidence.

12.6.                    The confidential obligation shall be in effect during the terms hereof and for three (3) years thereafter, and after the lapse of such period all of the confidential obligations shall cease and the receiving party shall not be under any obligation whatsoever to keep the confidential information confidential.

12.7.                    No license, express or implied, in the confidential information is granted to the receiving party other than to use the confidential information in the manner and to the extent authorized by this Agreement.

ARTICLE 13.                      TERM AND TERMINATION

13.1.                    This Agreement shall be effective for five (5) years from the Effective Date and shall automatically renew for successive one (1) year terms unless terminated earlier by either party in writing three (3) months prior to the expiry date of the original term or any of its anniversary date.

13.2.                    This Agreement (and any Purchase Order hereunder) may be terminated by either party upon written notice to the other (i) in the event of a breach by the other party of any terms or conditions of this Agreement and /or any Purchase Order hereunder and the failure to cure such breach within sixty (60) days after the mailing of written notice thereof, or (ii) at any time upon or after the filing by the other party of a petition in bankruptcy or insolvency, or upon or after any adjudication that the other party is insolvent, or upon or after the filing by the other party of any petition or answer seeking reorganization, readjustment or arrangement of the business of the other party under any Jaw relating to bankruptcy or insolvency, or upon or after the appointment of a receiver of all or substantially all of the property of the other party, or upon or after the making by the other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of the other party’s business or for the termination of its corporate charter.

13.3.                    Except as otherwise provided herein, the termination or expiration of this Agreement shall not affect or impair the rights and obligations of either party under any purchase order regarding the Products in existence prior to such termination or expiration, nor relieve any party of any obligation or liability accrued hereunder prior to such termination or expiration or affect or impair the rights of either party arising under this Agreement prior to such termination or expiration.

ARTICLE 14.                      FORCE MAJEURE

14.1.                    Non-performance of either party will be excused to the extent that performance is rendered impossible by fire, flood, earthquake, government acts or orders or restrictions, failure of supplier, or any other reason where failure to perform is beyond the reasonable control of and not caused by the gross negligence or willful misconduct of the non-performing party.

14.2.                    If the performance of either party is delayed due to any of the above causes or events, the time for performance by such party shall be extended by the period of any such delay.

ARTICLE 15.                      GENERAL TERMS AND CONDITIONS

15.1.                    No Assignment

Neither this Agreement, nor any of the obligations or liabilities of Seller hereunder, may be assigned, transferred or conveyed by Seller, by operation of law or otherwise, except upon the prior written consent of Buyer. Neither this Agreement nor any obligations of Seller hereunder shall inure to the benefit of any trustee in bankruptcy, receiver, creditor, trustee of, or successor to, the business or property of Seller, whether by operation of law or otherwise, In the event of an assignment of the Agreement consented to as provided hereunder, Seller shall remain obligated and liable to Buyer for the full and complete performance of this Agreement by the assignee.

15.2.                    Non-waiver

No waiver of any provision, default or breach of this Agreement by any of the parties hereto shall constitute a continuing waiver or a waiver of any subsequent breach or default, whether or not similar, unless expressly stated in writing signed by the waiving party.

15.3.                    Severability

The invalidity or unenforceability of any provision of this Agreement pursuant to any applicable law shall not affect the validity or enforceability of the remaining provisions hereof, but this Agreement shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, unless, in the reasonable opinion of either party hereto, such invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from the remainder of, this Agreement, in which case this Agreement, in such jurisdiction, shall immediately terminate and be of no further force and effect.

15.4.                    Headings

The article headings used herein do not form a part of this Agreement, but are for convenience only and shall not limit or be deemed or construed in any way to affect or limit the meaning of the language of the paragraphs herein contained.

15.5.                    Notices

All notices, requests, demands, waivers and other communications required or permitted to be given under the Agreement shall be in writing including electronic mails and shall be deemed to have been duly given if delivered personally, via overnight courier, by confirmed facsimile transmission or mailed, certified or registered mail, postage prepaid, return receipt requested. Such notice will be deemed to have been given as of the date it was delivered, or three (3) days after it was mailed or sent, whichever is earlier to the address set forth on the signature page hereto.

15.6.                    Governing Law

This Agreement and all purchase orders placed hereunder shall be governed by, and construed and enforced in accordance with the laws of the ***.

15.7.                    Dispute Resolution

Any dispute, controversy and/or difference which may arise between Seller and Buyer out of or in relation to or in connection with this Agreement, or the breach hereof, which cannot be settled by mutual accord without undue delay, shall be settled by arbitration in *** in accordance with the rules of procedure of ***. The award thereof shall be final and binding upon the parties hereto.

15.8.                    Entire Agreement

This Agreement shall be the final, complete and exclusive statement of the terms of this Agreement between Seller and Buyer. No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the parties unless made in writing and signed by a duly authorized representative of both parties. Any such additions, deletions or modifications shall refer specifically to this Agreement and shall also recite that they are executed pursuant to this Article. In the event of a conflict or inconsistency between anything contained in this Agreement and a Purchase Order (including any attachment thereto), the Purchase Order shall take precedence over the specific conflict or inconsistent provisions in this Agreement.

15.9.                    Electronic Data Interchange

Except any legal or confidential documents that must be delivered by the conventional delivery method described under Clause 15.5 above, the Parties hereby agree to use Electronic Data Interchange (“EDI”) method when documents for business transactions between both parties are exchanged. All data exchanged in electronic commerce shall be acknowledged by both parties as official documents. Both parties shall not be exempt from an obligation to fulfill a contracted deal, and shall not deny electronically transmitted data as evidence, on the ground that original copies were not provided. Under no circumstances should information obtained in the course of electronic commerce be arbitrarily provided to a third party, for free or not, without Buyer’s prior consent.

15.10.     Number and Gender

Any reference in this Agreement to the singular includes the plural where appropriate, and any reference in this Agreement to the masculine gender includes the feminine and neuter genders where appropriate.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound here by, have caused this Agreement to be executed by their respective authorized representatives and each party shall have one (1) copy of this Agreement.

Samsung Mobile Display Co., Ltd.		NOVALED AG

By:	***	By:	/s/ Gildas Sorin
Name :	***	Name :	Gildas Sorin
Title :	***	Title :	CEO
Date :		Date :	8/30/2010

Appendix A

Please refer to next page

Purchase Order

Samsung Semiconductor Europe GmbH

******* ************

****** ********************

NOVALED AG		Order Number :
TATZBERG 49 DRESDEN		Date :

01307	Germany	Contact Person :	***
ATTN :	***	Tel. No. :	***
TEL :	***	Fax. No. :	***
FAX :	***	E-Mail :	***

Please Delivery to Forwarder : ******		Shipping mark : C/PO, SAMSUNG MOBILE DISPLAY, CO., LTD. SAN#24 NOMGSEO-DONG, KJHEUNG-GU YONSIN-CITY

Packing :	Export Standard Packing	Destination :	South Korea
Term of Delivery :	***	Currency :	USD
Term of Payment :	***	VAT No. :	DE113876072

Quotation No :

Item	Material Vendor Mat. No.	Unit Price	Quantity	Unit Delivery date	Desc./Spec	Amount

00010	***			G
***
***
Total Amount				USD

This PO follows SAMSUNG’s general terms and conditions.

NOVALED AG	Samsung Semiconductor Europe GmbH
***
Head of Purchasing
Date

1

Appendix B

SMD and Novaled hereby agree the following purchase conditions for *** in 2010 and will negotiate the purchase conditions in good faith on the basis of the conditions in future:

•                                          a fixed and non-negotiable material price for *** in 2010 is US$***;
(Expected quantity in 2010: ***)

•                                          the basic starting price for *** in *** is US$***, which means the price for *** will be negotiated in good faith and the price in ***;

•                                          SMD basically agrees to have the intention to use more Novaled materials in future; and

•                                          SMD and Novaled agree to have closer cooperation in the technical field.